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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of Earliest Event Reported): July 30, 2002

                              Vision-Sciences, Inc.
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               (Exact Name of Registrant as Specified in Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

          0-20970                                      13-3430173
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   (Commission File Number)                 (I.R.S. Employer Identification No.)

9 Strathmore Road, Natick, Massachusetts                 01760
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(Address of Principal Executive Offices)              (Zip Code)

                                 (508) 650-9971
                        --------------------------------
              (Registrant's Telephone Number, Including Area Code)

                                 ---------------


                                 Not Applicable

                                 ---------------
          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         Upon the recommendation of the Audit Committee of Vision-Sciences, Inc. (the "Company"), on July 1, 2002, the Board of Directors of the Company approved the termination of Arthur Andersen LLP as the Company's principal accountants and approved the engagement of BDO Seidman, LLP ("BDO Seidman") as the Company's principal accountants, subject to client acceptance procedures of BDO Seidman. The Company filed a current report on Form 8-K with the Commission on July 9, 2002 regarding this change.

         On July 30, 2002, upon completion of BDO Seidman's client acceptance procedures, the Company formally engaged BDO Seidman as the Company's principal accountants. During the Company's two most recent fiscal years and the subsequent interim period prior to the Board's determination to engage BDO Seidman, neither the Company nor anyone on its behalf consulted with BDO Seidman regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company by BDO Seidman that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            VISION-SCIENCES, INC.

Date:    July 31, 2002                      By:   /s/ James A. Tracy
                                                  -------------------
                                                  James A. Tracy
                                                  Vice President Finance and
                                                  Chief Financial Officer